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                          CONSULTING AGREEMENT

            CONSULTING AGREEMENT (this "Agreement"), dated as of April 23, 1998, between Global Health Sciences, Inc., a California corporation (the "Company"), and BGA Consulting ("Consultant").

                              W I T N E S S E T H :

            WHEREAS, simultaneously herewith the Company has entered into an Agreement and Plan of Reorganization providing for, among other things, the reorganization (the "Reorganization") of the Company's current business structure; and

            WHEREAS, the Company desires to retain the Consultant to provide the consulting services described herein to facilitate the operations of the Company following the Reorganization, and the Consultant desires to provide such services in such capacity to the Company, on the terms and subject to the conditions set forth in this Agreement;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

            1. Engagement. Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby engages Consultant to serve as a consultant to the Company, and Consultant hereby accepts such engagement.

            2. Term.

            (a) The term of this Agreement shall commence on April 23, 1998 and shall continue until April 22, 2001 (the "Term"), unless otherwise terminated as provided in Section 9 herein.

            (b) Any due but unpaid Consulting Fee (as hereinafter defined) and any reimbursement for expenses permitted under Section 5 hereof shall be paid by the Company to Consultant within ten (10) business days after any such termination.

            3. Duties of Consultant. During the term of this Agreement, Consultant shall furnish to the Company and its subsidiaries such advisory and consulting services or undertake such special assignments within the area of its

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experience as may be requested from time to time by the Chairman of the Board of
Directors of the Company or the Chief Executive Officer, including, without limitation, advice on matters relating to the Company and its operations, post-Reorganization transition matters, acquisition strategies and other projects.

            4. Compensation. During the term of this Agreement, on a monthly basis, as compensation for the services rendered by Consultant hereunder, the Company shall pay to Consultant an annual consulting fee (the "Consulting Fee") in an amount equal to four hundred thousand dollars ($400,000).

            5. Expenses. The Company will reimburse Consultant for all reasonable documented business expenses actually incurred by Consultant in the course of Consultant's performance of its duties hereunder.

            6. Assignment.

            (a) The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

            (b) In view of the personal nature of the services to be performed by Consultant under this Agreement, the rights and obligations of Consultant under this Agreement may not be assigned by Consultant unless the Company gives its express written consent to such assignment.

            7. Independent Contractor.

            (a) In performing its duties under this Agreement, Consultant shall be an independent contractor. Consultant accepts exclusive and sole responsibility for payment of any and all taxes and insurance (including but not limited to unemployment insurance and/or disability insurance) it may owe to any governmental authority, with respect to or on account of any payments made or actions taken by the Company under this Agreement. Company shall not withhold any federal, state or local taxes (or insurance) of any nature on behalf of Consultant from the compensation to be received by Consultant hereunder. Consultant shall indemnify and hold harmless the Company and its subsidiaries from any liability, claims and demands for payment of taxes, penalties or interest, social security, disability benefits and other withholdings, deductions and/or payments that may be imposed by any governmental authority, or otherwise authorized, based upon or required by reason of the payments made to Consultant as provided in this Agreement.


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            (b) The parties acknowledge and agree that Consultant is not entitled to any employee benefits provided by the Company to its employees and is not entitled to participate in any employee benefit plan or arrangement sponsored by the Company for the benefit of its employees.

            (c) Consultant shall have no authority to enter into contracts on behalf of the Company or otherwise to bind or commit the Company to agreements of any kind.

            8. Confidential Information.

            (a) The parties acknowledge and agree that, in connection with the services to be provided under this Agreement, Consultant will have access to Confidential Information (as hereinafter defined).

            (b) "Confidential Information" shall mean (i) certain confidential and proprietary information relating to the designing, development and manufacturing of dietary and nutritional supplements and (ii) any and all information relating to the business and affairs of the Company or any of its subsidiaries, customers or suppliers which is acquired by Consultant in connection with the performance of his duties hereunder. However, the term "Confidential Information" shall not include any information or documents that
(x) are or become publicly available without breach by the Consultant of Section 8(c) hereof, (y) Consultant receives from any third party who, to the best of Consultant's knowledge upon reasonable inquiry, is not in breach of an obligation of confidence with the Company or any of its affiliates, or (z) is required to be disclosed by law, statute, governmental or judicial proceeding; provided, however, that in the event Consultant is requested by any governmental or judicial authority to disclose any Confidential Information, Consultant shall give the Company prompt notice of such request, such that the Company may seek a protective order or other appropriate relief, and in any such proceeding Consultant shall disclose only so much of the Confidential Information as is required to be disclosed.

            (c) Consultant agrees (i) to hold the Confidential Information in strict confidence and shall not disclose such Confidential Information to any person, firm, partnership, association, corporation or other entity, during and after the term of this Agreement and (ii) not to make use of any Confidential Information of the Company other than as necessary in the performance of this Agreement.


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            (d) Upon termination of this Agreement by either party, or upon the request of the Company during the term of this Agreement, Consultant will return to the Company all property, lists, information, memoranda, and documents containing Confidential Information of the type described in Section 8(b)(ii) hereof and all property belonging to the Company in Consultant's possession or subject to Consultant's control, and Consultant shall not retain any copies, abstracts, formulae, diagrams or other physical embodiment of any Confidential Information of the type described in Section 8(b)(ii) hereof.

            9. Termination. This Agreement will be terminated in the event that the employment by the Company of Mr. Paul Buxbaum is terminated pursuant to the terms and conditions of that certain Employment Agreement dated as of April 23, 1998 by and between Mr. Buxbaum and the Company.

            10. Complete Understanding; Amendment. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the matters set forth herein. This Agreement may not be altered, modified, amended or rescinded except in writing, signed by the parties hereto.

            11. Severability. In case any one or more of the provisions shall be invalid, illegal or unenforceable in any respect, such provisions shall be ineffective to the extent of such invalidity, illegality or unenforceability and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected thereby.

            12. Notices. All notices to the Company or the Consultant permitted or required hereunder shall be in writing and shall be delivered personally, by facsimile transmission or by courier service providing for next-day delivery or sent by registered or certified mail, return receipt requested, to the following addresses:

                  The Company:

                  Global Health Sciences, Inc.
                  987 Enterprise Way
                  Orange, California 92867
                  Tel:   (714) 633-2320
                  Attn:  Richard D. Marconi


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                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York  10153
                  Tel: (212) 310-8566
                  Fax: (212) 735-4781
                  Attn: Michael E. Lubowitz, Esq.

                  The Consultant:

                  BGA Consulting

                  with a copy to:

                  ____________________________________
                  ____________________________________
                  ____________________________________
                  ____________________________________

Either party may change the address to which notices shall be sent by sending written notice of such change of address to the other party. Any such notice shall be deemed given, if delivered personally, upon receipt; if sent by facsimile, when transmitted; if sent by courier service providing for next-day delivery, the next business day following deposit with such courier service; and if sent by certified or registered mail, 3 days after deposit (postage prepaid) with the U.S. mail service.

            13. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            14. Governing Law. This Agreement shall be subject to, and governed by, the laws of the State of California applicable to contracts made and to be performed in the State of California.

                            (signature page follows)


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            IN WITNESS WHEREOF, the Company and Consultant have executed this
Agreement as of the date first above written.

                                      GLOBAL HEALTH SCIENCES, INC.

                                      By: /s/ Richard D. Marconi
                                         ------------------------------
                                         Name: Richard D. Marconi
                                         Title: President


                                      BGA CONSULTING


                                      By: /s/ Paul Buxbaum
                                         ------------------------------
                                         Name: Paul Buxbaum
                                         Title: President


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